UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2022

ORIGINCLEAR, INC.

(Name of registrant as specified in its charter)

Nevada	333-147980	26-0287664
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or organization)		Identification Number)

13575 58th Street North, Suite 200 Clearwater, FL	33760
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 440-4603

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 20, 2022, OriginClear, Inc. (the “Company”) entered into an Equity Financing Agreement (“Financing Agreement”) with GHS Investments, LLC (“GHS”), whereby GHS agreed to purchase, at the Company’s sole discretion, up to $25,000,000 worth of the shares (“Shares”) of the Company’s common stock, par value $0.0001 per share. In accordance with the terms of the Financing Agreement and the Registration Rights Agreement (“Registration Agreement”) dated October 20, 2022 between the Company and GHS, the Company is required to register the Shares on Form S-1 with the Securities and Exchange Commission as a condition precedent to GHS’s obligation to close on the purchase of the Shares.

A form of the Financing Agreement and Registration Agreement are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

Sales of Preferred Shares

Between September 13, 2022 and October 24, 2022, the Company entered into subscription agreements with certain accredited investors pursuant to which the Company sold an aggregate of 5.7 shares of the Company’s Series Y preferred stock for an aggregate purchase price of $572,000. The Company also issued an aggregate of 4,576,000 warrants to these investors.

In connection with the foregoing, the Company relied upon the exemption from registration provided under Section 4(a)(2) under the Securities Act for transactions not involving a public offering.

Conversion of Preferred Shares

On September 26, 2022, holders of the Company’s Series L preferred stock converted an aggregate of 100 Series L shares into an aggregate of 7,913,845 shares, including make-good shares, of the Company’s common stock.

Between September 28, 2022 and October 20, 2022, holders of the Company’s Series Y preferred stock converted an aggregate of 4 Series Y shares into an aggregate of 30,003,189 shares, including make-good shares, of the Company’s common stock.

On September 29, 2022, holders of the Company’s Series P preferred stock converted an aggregate of 21 Series P shares into an aggregate of 3,369,965 shares, including make-good shares, of the Company’s common stock.

On September 30, 2022, holders of the Company’s Series R preferred stock converted an aggregate of 105 Series R shares into an aggregate of 10,726,746 shares, including make-good shares, of the Company’s common stock.

On October 25, 2022, holders of the Company’s Series U preferred stock converted an aggregate of 100 Series U shares into an aggregate of 5,686,545 shares of the Company’s common stock.

In connection with the foregoing, the Company relied upon the exemption from registration provided under Section 4(a)(2) under the Securities Act for transactions not involving a public offering.

Issuance of Common Stock

Between September 21, 2022 and October 21, 2022, the Company issued to consultants and one employee an aggregate of 14,840,512 shares of the Company’s common stock for services.

In connection with the foregoing, the Company relied upon the exemption from registration provided under Section 4(a)(2) under the Securities Act for transactions not involving a public offering.

Dividends in Shares of Common Stock

On September 30, 2022, the Company issued an aggregate of 197,156 shares of the Company’s common stock as dividends to certain holders of Series O preferred stock.

In connection with the foregoing, the Company relied upon the exemption from registration provided under Section 4(a)(2) under the Securities Act for transactions not involving a public offering.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Equity Financing Agreement
10.2	Registration Rights Agreement
99.1	Press Release issued October 25, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGINCLEAR, INC.

October 26, 2022	By:	/s/ T. Riggs Eckelberry
		Name:	T. Riggs Eckelberry
		Title:	Chief Executive Officer

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